Exhibit 99.1

SELECTED EXCHANGE RATE DATA

In this document, currency amounts are expressed in U.S. dollars, Canadian dollars or Australian dollars. The following tables set forth, for the periods indicated, the period-end, average, high and low noon buying rates as reported by the Federal Reserve Bank of New York for Australian dollars per US$1.00, and Canadian dollars per US$1.00, based on the noon buying rate expressed in U.S. dollars per Australian dollar or U.S. dollars per Canadian dollars, as the case may be.

	Period-end Rate (1)		Average Rate (2)		High		Low
Recent Monthly Data
Australian dollar/U.S. dollar (3)
April 2002 (through April 11)	A$	1.8720	A$	1.8825	A$	1.8975	A$	1.8702
March 2002		1.8751		1.9026		1.9316		1.8791
February 2002		1.9354		1.9505		1.9763		1.9316
January 2002		1.9716		1.9342		1.9763		1.9091
December 2001		1.9543		1.9463		1.9814		1.9227
November 2001		1.9220		1.9361		1.9701		1.9168
October 2001		1.9881		1.9833		2.0313		1.9459
September 2001		2.0218		1.9952		2.0657		1.9120
August 2001		1.8950		1.9062		1.9596		1.8650
July 2001		1.9685		1.9650		1.9810		1.9372
June 2001		1.9608		1.9305		1.9755		1.8954
May 2001		1.9732		1.9234		1.9732		1.8904
April 2001		1.9623		1.9936		2.0713		1.9312
March 2001		2.0488		1.9877		2.0488		1.8896
February 2001		1.9055		1.8734		1.9183		1.8051
January 2001		1.8248		1.8012		1.8409		1.7507

Interim Period Data
Australian dollar/U.S. dollar (3)
Six Months ended December 31, 2001	A$	1.9543	A$	1.9527	A$	2.0657	A$	1.8650

Annual Data
Australian dollar/U.S. dollar (2)
2001	A$	1.9543	A$	1.9342	A$	2.0713	A$	1.7507
2000		1.7986		1.7197		1.9562		1.4954
1999		1.5244		1.5494		1.6184		1.4899
1998		1.6332		1.5896		1.8018		1.4560
1997		1.5349		1.3446		1.5408		1.2534
1996		1.2588		1.2775		1.3665		1.2225

Recent Monthly Data
Canadian dollar/U.S. dollar
April 2002 (through April 11)	C$	1.5879	C$	1.5936	C$	1.5995	C$	1.5879
March 2002		1.5958		1.5877		1.5958		1.5761
February 2002		1.6049		1.5961		1.6112		1.5885
January 2002		1.5915		1.5997		1.6128		1.5899
December 2001		1.5925		1.5788		1.5990		1.5635
November 2001		1.5717		1.5922		1.6023		1.5717
October 2001		1.5905		1.5717		1.5905		1.5582
September 2001		1.5797		1.5686		1.5797		1.5535
August 2001		1.5478		1.5399		1.5490		1.5275
July 2001		1.5310		1.5308		1.5450		1.5102
June 2001		1.5175		1.5245		1.5347		1.5142
May 2001		1.5461		1.5411		1.5541		1.5310
April 2001		1.5360		1.5578		1.5790		1.5360
March 2001		1.5784		1.5587		1.5784		1.5388
February 2001		1.5320		1.5216		1.5399		1.4933
January 2001		1.4995		1.5032		1.5162		1.4944

Interim Period Data
Canadian dollar/U.S. dollar
Nine Months ended September 30, 2001	C$	1.5797	C$	1.5378	C$	1.5797	C$	1.4933

Annual Data
Canadian dollar/US dollars (2)
2001	C$	1.5925	C$	1.5485	C$	1.6023	C$	1.4933
2000		1.4995		1.4855		1.5600		1.4350
1999		1.4440		1.4858		1.5302		1.4440
1998		1.5375		1.4836		1.5770		1.4075
1997		1.4288		1.3850		1.4398		1.3357
1996		1.3697		1.3638		1.3822		1.3310

(1)	The period-end rate is the noon buying rate on the last business day of the applicable period.
(2)
The average of the noon buying rates for Australian dollars or Canadian dollars, as the case may be, is calculated by taking the simple average of the daily noon buying rates, as published by the Federal Reserve Bank of New York, over the relevant period.

(3)	Originally published by the Federal Reserve Bank of New York as U.S. dollar/Australian dollar and presented above as Australian dollar/U.S. dollar.